EXHIBIT 10.53
                                   EXHIBIT "H"





                             MINERAL LEASE AGREEMENT

                                     BETWEEN


                       THE GREEN MOUNTAIN MINING VENTURE,

                                   AS LESSOR,

                                       AND

                                 S. ENERGY CORP.
                                       AND
                                  CRESTED CORP.
                                      D/B/A
                                     USE/CC

                                    AS LESSEE




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                                                                   EXHIBIT 10.53


                             MINERAL LEASE AGREEMENT


        THIS MINERAL LEASE AGREEMENT (the "Agreement") is entered into this 23rd day of June, 1997 (the "Effective Date"), by and between the GREEN MOUNTAIN MINING VENTURE (the "GMMV"), a Mining Venture between Kennecott Uranium Company, a Delaware corporation ("KUC"), U.S. Energy Corp., a Wyoming corporation
("USE"), and a joint venture between USE and Crested Corp., a Colorado corporation ("Crested") (the joint venture between USE and Crested is referred to as "USE/CC" and USE, Crested and USE/CC are referred to as the "USE Parties"), as lessor, and USE/CC, in its separate capacity, as lessee.

                                    RECITALS

        A. The GMMV owns or controls certain patented and unpatented mining claims and other property in Fremont County, Wyoming (the "Mining Properties"). The Mining Properties are more particularly described in Exhibit A to this Agreement.

        B. USE/CC desires to lease the Mining Properties from the GMMV and to conduct certain operations as more particularly described in Exhibit D to this Agreement (the "Work") on the Mining Properties pursuant to the terms of this Agreement. USE/CC has the skill and expertise necessary to develop a strategy for, and to supervise and to perform the design, engineering, permitting, procurement, construction and other work necessary to complete the Work.

                                    AGREEMENT

        For good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties, the GMMV and USE/CC agree as follows:

        1.     GRANT OF LEASE.

        The GMMV leases the Mining Properties to USE/CC and USE/CC leases and takes the Mining Properties from the GMMV for the purposes and on the terms and conditions set forth in this Agreement.

        2.     TERM.

        The term of this Agreement commences on the Effective Date and terminates on the date of termination of the Acquisition Agreement, dated the same date as this Agreement, between KUC and the USE/CC Parties (the "Acquisition Agreement"), unless sooner terminated as provided in this Agreement, provided that in no case shall the term of this Agreement extend beyond October 30, 1998.



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                                                                   EXHIBIT 10.53


        3.     USE OF THE MINING PROPERTIES.

        USE/CC is granted the following rights with respect to the Mining Properties insofar as such rights are necessary to perform the Work:

        (a) The right of access, ingress and egress to the Mining Properties and the right to enter upon and occupy the Mining Properties for all purposes reasonably incident to evaluating the environmental condition and potential for mineral development of the Mining Properties, including the right to explore for, to develop, to mine (by underground mining, surface mining, strip mining, or any other surface or subsurface method), extract, mill, stockpile, store, process, remove and market all merchantable ores, metals and minerals (collectively, "Mineral Products") found in the Mining Properties, provided that USE/CC shall have the right to respond to requests for bids on uranium concentrates as agent for the GMMV and for Plateau Resources Ltd., provided USE/CC delivers a copy of each such response to the GMMV in the manner provided in Section 14 hereof for notices. USE/CC shall not enter into any contracts for sale of Mineral Products on behalf of the GMMV prior to closing under the Acquisition Agreement. The Parties agree that no final acceptance or approval of any contract committing the GMMV will be made prior to closing under the Acquisition Agreement. The USE Parties covenant and agree that the provisions of the preceding two sentences shall be disclosed in writing in each bid or proposed contract contemplated hereunder.

        (b) The right to mine and remove Mineral Products existing on or under the Mining Properties through or by means of portals, shafts, openings, or pits that presently exist on the Mining Properties or that may be sunk or made upon the Mining Properties or upon adjoining and nearby property, and the right to stockpile any Mineral Products produced from the Mining Properties upon grounds situated upon any such properties;

        (c) The right to commingle Mineral Products produced from the Mining Properties with ores and minerals produced from other properties; provided, however, that USE/CC shall calculate from representative samples the average grade of the ores and minerals to be commingled and shall weigh (or calculate by volume) the ores and minerals from each property before commingling. If yellowcake or any other concentrates are produced from the commingled ores and minerals, USE/CC shall also calculate from representative samples the average recovery percentage for all such concentrates produced during the calendar quarter and shall allocate a percentage of concentrate production to the Mining Properties according to such calculations. In obtaining representative samples and calculating the average grade of the ore and average recovery percentages, USE/CC shall use procedures generally accepted in the mining and metallurgical industry;

        (d) The right to temporarily or permanently deposit waste rock, overburden, surface stripping, and all other materials mined from the Mining Properties on or off the Mining Properties;

        (e) The right to beneficiate, concentrate, process, and/or otherwise treat Mineral Products produced from the Mining Properties by any physical or chemical method;



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                                                                   EXHIBIT 10.53


        (f) The right to use the GMMV's water rights on, about, under, or which are appurtenant to the Mining Properties in connection with the activities described in items (a) through (f) above; and

        (g) The right to use all rights, improvements, privileges, hereditaments, and appurtenances belonging or in any way appertaining to the Mining Properties in connection with the above described activities; provided, however, that nothing in this Agreement shall be deemed to create any express or implied right in USE/CC to use the GMMV's Sweetwater Mill with respect to the activities of USE/CC undertaken pursuant to this Agreement.

        4.     PERMITS AND BONDS.

        (a) During the term of this Agreement, the GMMV will use commercially reasonable efforts to maintain, or to cause KUC to maintain, the operating permits and bonds set out in Exhibit B to this Agreement; provided, however, that the GMMV does not make any representation or warranty with respect to its ability to maintain or to cause to be maintained such permits or bonds, or with respect to the ability of USE/CC to conduct any operations on or with respect to the Mining Properties pursuant to such permits and bonds nor does the GMMV represent or warrant that such permits and bonds are the only permits and bonds required to conduct operations on the Mining Properties. For all permits and bonds that remain in the name of the GMMV or KUC, the GMMV will make all payments and provide all notices required with respect to such permits and bonds. USE/CC shall develop and shall recommend to the GMMV a strategy for negotiation of all amendments, renewals or other modifications to such permits or bonds as may be necessary to allow USE/CC to complete the Work. The GMMV will implement such strategy in cooperation with USE/CC unless such strategy is, in the GMMV's reasonable judgment, inconsistent with applicable law, regulation or administrative policy or the terms of this Agreement, such strategy jeopardizes the continued existence of such permits or bonds or such strategy will subject the GMMV to penalties under such law, regulation, policy, permits or bonds. To the extent permitted by applicable law, regulation and administrative policy and so long as such direction is consistent with the preceding sentence, USE/CC will prepare all correspondence, drawings and other documents related to, and will direct the course of all negotiations with such agencies and businesses with respect to the terms, conditions, renewals, amendments, extensions, replacement or transfer of such permits and bonds; provided that the GMMV will initiate all contacts with the agencies or businesses involved and will participate in all meetings and telephone conferences or other conversations with such agencies and businesses and will approve in advance the form and content of all correspondence and other documents prepared by USE/CC in connection with such negotiations prior to submission to such agencies and businesses.

        (b) USE/CC shall also promptly develop a strategy with respect to, and advise the GMMV as to, any additional permit or bond or increase in the amount of an existing bond that is or will be required with respect to the Work. Within 15 days of receiving notice from USE/CC as to any such need, the GMMV will determine if it desires to obtain such permit, bond or increase in the amount of a bond in its own name, in which case the permit or bond will be treated in the same manner as the permits and bonds set out in Exhibit B, or if it desires for USE/CC to secure the permit or bond in USE/CC's own name, in which case USE/CC shall be


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                                                                   EXHIBIT 10.53


solely responsible for the costs, terms and conditions of such permit, bond or increase in the amount of a bond provided that such permit or bond cannot be binding on the GMMV or extend beyond the date of termination of this Agreement. If requested by USE/CC, the GMMV will participate in, and cooperate with respect to, negotiation of such permits and bonds.

        (c) All costs and expenses incurred by the GMMV in carrying out the activities in this Section 4 shall be included in Transition Costs as defined in the Acquisition Agreement.

        5.     PAYMENTS.

        (a) In consideration for the lease by the GMMV to USE/CC of the Mining Properties and for the GMMV's agreement to maintain certain permits and bonds as provided in Section 4 above, USE/CC agrees to pay to the GMMV a monthly fee of $3,363. The fee will be due and payable on the first business day of each month during the term of this Agreement commencing with the first payment which is due on July 1, 1997.

        (b) USE/CC, as full compensation for performance of the Work, shall be paid for all Reimbursable Costs, and such other costs as may be approved in writing by the GMMV, as are incurred by USE/CC in performance of the Work to the extent and only to the extent that (i) such costs are expressly authorized in Exhibit E to this Agreement and otherwise are incurred in compliance with this Agreement; and (ii) the total of such costs, when taken together with the total costs spent by USE/CC pursuant to that certain Contract Services Agreement, dated as of the same date as this Agreement, between KUC and USE/CC, amounts expended by the GMMV after May 1, 1997 pursuant to Subsection 3(a) of the GMMV Amendment (as defined below) and all Transition Costs is not more than $16,000,000.

        (c) USE/CC shall use all reasonable efforts to obtain any cash, trade, quantity, freight or other discount or allowance available and refunds of sales taxes and/or taxes and all such cash, quantity discounts or allowances, refunds and rebates shall be for the GMMV's benefit and credited against Reimbursable Costs or paid directly to the GMMV. USE/CC will exercise its best efforts to minimize excess materials purchases. Excess materials or scrap generated by USE/CC as a result of its work under this Agreement will remain the property of the GMMV. USE/CC will stockpile or dispose of such materials as directed by the GMMV.

        (d) KUC has initially advanced $1,000,000 to the GMMV pursuant to the provisions of Subsection 4(a) of the Amendment of Mining Venture Agreement, dated as of the same date as this Agreement, among KUC and the USE/CC Parties (the "GMMV Amendment") in order to establish a working capital account (the "Working Capital Account") which USE/CC may draw upon to fund activities associated with the Work and which will qualify as Reimbursable Costs.

        (e) From time to time, but at least once per month, USE/CC shall submit an itemized invoice (the "Invoice") to the GMMV for all Reimbursable Costs for Work performed accompanied by such supporting documentation as the GMMV may from time to time reasonably request, together with evidence, including lien waiver forms satisfactory to the GMMV, of the payment and release of all subcontractor's, mechanics', materialmen's and other liens (collectively,


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                                                                   EXHIBIT 10.53


the "Supporting Documentation"). Supporting Documentation for the Reimbursable Costs for which USE/CC seeks reimbursement shall include, but not be limited to the following:

                      (i) Labor costs shall be  supported  by payroll  abstracts which will identify each employee of USE/CC or its subcontractors engaged in performing the Work, the employee's title, the date and hours worked, the pay rate and a description of the work performed;

                      (ii) Costs for materials,  supplies,  equipment, tools and other tangible property shall be supported by invoices and bills of sale showing ownership of all such materials, supplies, equipment, tools and other tangible property in Owner's name;

                      (iii) Billings by USE/CC for GMMV approved services, expenses and other costs for outside commitments, of vendors, suppliers and subcontractors shall be supported by copy of such third parties' original invoice and related supporting documentation and will be attached to a GMMV approved authorization;

                      (iv) Billings for travel and subsistence expenses shall be supported by travel expense reports supported by, among other things, copies of airline tickets and copies of auto rental invoices, copies of hotel/motel bills and appropriate receipts. All expense reports will show the business purpose of the travel; and

                      (v) Billings for all other items for which USE/CC seeks reimbursement shall be supported by documentation in a form reasonably satisfactory to the GMMV.

        (f) Within 20 days of presentation to and receipt by the GMMV of the Invoice and the Supporting Documentation, the GMMV will (i) provide to USE/CC funds adequate to reimburse USE/CC for the Reimbursable Costs incurred and to restore the Working Capital Account to its initial balance; or (ii) the GMMV will advise USE/CC of any amounts with respect to such Invoice or Supporting Documentation that the GMMV believes in good faith are not supported by adequate explanation or were not spent in compliance with the terms of this Agreement, together with an explanation, in reasonable detail, of the basis for the GMMV's objection to such Invoice or Supporting Documentation, in which case the GMMV will provide funds to the extent that it does not contest the Invoice or Supporting Documentation. Each dollar paid by the GMMV pursuant to this Agreement shall go toward satisfaction of KUC's obligation to provide up to $16,000,000 to the Green Mountain Mining Venture as provided in Section 3 of the GMMV Amendment. At such time as the balance of KUC's obligation to fund $16,000,000 to the Green Mountain Mining Venture as provided in Section 3 of the GMMV Amendment has been reduced to less than $1,000,000, its obligation to restore the Working Capital Account balance shall be reduced to be no more than the amount of the remaining obligation.

        (g) Payment by the GMMV of USE/CC's Invoices shall be without prejudice to the GMMV's right to audit the invoices in accordance with provisions of this Agreement, and to challenge the correctness of the invoice at any time thereafter. Payments otherwise due USE/CC


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                                                                   EXHIBIT 10.53


may be withheld in an amount sufficient to satisfy any claim which the GMMV may have against USE/CC and any amounts necessary to correct nonconforming, faulty or defective Work.

        6.     ACCESS TO INFORMATION.

        During the term of this Agreement, the GMMV will make available for inspection and use by USE/CC all exploration data, assays, logs, maps, including any mine plan maps, geological, geochemical and geophysical surveys and reports and records or data relating to production or development that the GMMV has in its possession relating to the Mining Properties. Upon written request of the GMMV made after expiration or termination of this Agreement, USE/CC shall return all information obtained from the GMMV pursuant to this Agreement together with copies of all data, assays, logs, maps, core and other surveys, studies and other information generated by or on behalf of USE/CC during the term of this Agreement pertaining to the Mining Properties.

        7.     TITLE TO THE MINING PROPERTIES.

        (a) The GMMV makes no representation or warranty with respect to title to the Mining Properties or the other rights and information provided to USE/CC pursuant to this Agreement, the condition or adequacy of any buildings, equipment or improvements on or associated with the Mining Properties, or the completeness or accuracy of any information provided to USE/CC with respect to the Mining Properties. USE/CC represents and warrants that it has made such inquiries and investigations as it, in its sole discretion, deems advisable with respect to the Mining Properties and the other rights, and the buildings and equipment and improvements and other information provided to USE/CC pursuant to this Agreement and the condition of such properties and rights, and USE/CC warrants to the GMMV that it accepts such properties and rights AS IS/WHERE IS, WITH NO REPRESENTATIONS OR WARRANTIES WHATSOEVER.

        (b) In the event the title to all or any part of the Mining Properties is determined to be defective or in the event that a third party challenges the title to all or any part of the Mining Properties, the GMMV shall have the right, but not the obligation, to defend title to the Mining Properties and USE/CC shall cooperate fully in such defense. The GMMV shall not be liable to USE/CC if the GMMV is unsuccessful in, withdraws from, or discontinues title litigation or other curative work. If the GMMV elects not to defend title to all or any part of the Mining Properties, USE/CC shall have the right to undertake defense of the GMMV's title at USE/CC's sole cost and expense and the GMMV will cooperate fully in such defense. Any improvement or perfection of title to the Mining Properties shall inure to the benefit of the GMMV and USE/CC in the same manner and to the same extent as if such improvement or perfection has been made prior to the execution of this Agreement.

        (c) Should the GMMV or USE/CC institute any action for adverse possession, suit to quiet title, or other action aimed at obtaining title to property, or should the GMMV or USE/CC purchase any undivided interest in the Mining Properties from any third party during the term of this Agreement, the property rights so acquired shall inure to the benefit of the GMMV and


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                                                                   EXHIBIT 10.53


USE/CC in the same manner and to the same extent as if such property rights had been obtained prior to the execution of this Agreement.

        8.     CLAIM MAINTENANCE.

        (a) While this Agreement is in effect, USE/CC agrees to make the mining claim rental or maintenance fee payments required by federal and state law with respect to all of the unpatented mining claims included in the Mining Properties and to file and record such notices or affidavits as are necessary to maintain said claims. All such costs shall be included in the Reimbursable Costs reimbursable to USE/CC pursuant to this Agreement. If this Agreement is terminated or expires between July 31 and September 1 of any year, USE/CC shall make the payments and perform the filings and recordings required for that year. If the time for payment of rental or maintenance fees or performance of annual assessment work, or other annual maintenance requirements, changes to date or dates different than August 31 or September 1 of each year, then USE/CC shall be responsible for the satisfaction of any such obligation that must be completed within 30 days after termination of this Agreement. USE/CC shall be reimbursed for such payments notwithstanding the prior termination of this Agreement.

        (b) If federal assessment work requirements are reinstated, or independent state assessment work requirements are imposed, at any time during the term of this Agreement, USE/CC shall perform or cause to be performed such assessment work as required by law in order to maintain the unpatented mining claims. With respect to such work, USE/CC shall during the term of this Agreement record or file with the appropriate county, state and federal agencies copies of assessment affidavits or notices as may then be required by law within the time prescribed for such recording or filing. USE/CC shall have the right to perform the assessment work required hereunder pursuant to a common plan of exploration, and continued actual occupancy of each claim shall not be required. USE/CC shall provide evidence to the GMMV that USE/CC has completed or will complete the assessment work, if required, for that assessment year by the end of the assessment year.

        (c) During the term of this Agreement, if requested by USE/CC, the GMMV may (i) amend or relocate any unpatented mining claim included within the Mining Properties, (ii) locate any fractions resulting from such amendment or relocation, and (iii) apply for mining patents or mining leases or other forms of mineral tenure for any such unpatented claims.

        9.     ADDITIONAL OBLIGATIONS OF USE/CC.

        In  addition  to the  other  obligations  of  USE/CC  set  out  in  this
Agreement:

        (a) USE/CC shall perform all of its operations on the Mining Properties in a good and minerlike manner and in compliance with all applicable federal, state, and local laws and regulations including environmental protection, reclamation, and bonding. In particular, USE/CC represents and guarantees that all Work will conform with that degree of skill and judgment which is normally exercised by recognized professional consulting (including environmental consulting), engineering, procurement and construction management firms performing services of a similar nature taking into account the oversight responsibilities of affected administrative


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                                                                   EXHIBIT 10.53


agencies with respect to the Work and shall be free of faulty planning, consulting, engineering design, procurement, construction management and quality assurance, field engineering and other services of USE/CC and that the Work shall be performed and shall conform to generally accepted consulting, engineering and construction management standards and practices. USE/CC will maintain all existing facilities on the Mining Properties in a condition that is at least as good as their present conditions, normal wear and tear excepted. USE/CC shall, if requested by the GMMV, at the conclusion of the activities and operations undertaken pursuant to this Agreement, conduct such reclamation with respect to the activities conducted by USE/CC as required by applicable federal, state and local law;

        (b) USE/CC shall keep the Mining Properties free and clear of all liens, assessments and other encumbrances created by, through or under USE/CC or that result from USE/CC's control, occupancy of, or operations on, the Mining Properties during the term of this Agreement; provided that USE/CC shall not be required to remove any such lien so long as it is contesting the validity or the amount thereof, or if payment of the amount secured by the lien is not yet due as in the case of mechanics', suppliers' or similar liens;

        (c) USE/CC shall protect the GMMV against any damages arising out of USE/CC's operations on the Mining Properties and shall indemnify the GMMV against any and all liability resulting from USE/CC's operations on the Mining Properties. USE/CC shall establish a sinking fund for all reclamation costs anticipated to be associated with its activities and operations under this Agreement. USE/CC will fund such sinking fund at the end of each calendar quarter with an amount of money reasonably sufficient to cover all reclamation activities that will result from the operations carried out in the quarter and all such funds shall constitute Reimbursable Costs reimbursable pursuant to the terms of this Agreement. USE/CC shall carry liability insurance protecting the GMMV against damages arising out of USE/CC's operations on the Mining Properties in the amounts specified in Exhibit C to this Agreement;

        (d) USE/CC covenants and agrees to pay promptly before delinquency all rental, leasehold, property and other payments relating to the Mining Properties and all utility and other payments, taxes and assessments that may be assessed during the term of this Agreement upon the Mining Properties and USE/CC's activities upon the Mining Properties regardless of whether such payments, taxes and assessments arise out of USE/CC's activities on the Mining Properties or arise out of the GMMV's ownership or control of the properties. USE/CC shall have the right to contest, in the courts or otherwise, the validity or amount of any such payments, taxes or assessments, or to take such other steps or proceedings as it may deem necessary to secure a cancellation, reduction, re-adjustment, or equalization thereof, before it shall be required to pay such payments, taxes or assessments. Notwithstanding the foregoing, USE/CC shall not permit any part of the Mining Properties to be conveyed or for title to be lost as the result of nonpayment of such payments, taxes and assessments. If requested by the GMMV, USE/CC shall provide the GMMV with copies of all receipts evidencing payment of such payments, taxes and assessments. If the GMMV receives utility, tax bills or claims that are the responsibility of USE/CC pursuant to this Agreement, the GMMV will promptly forward such bills or claims to USE/CC for appropriate action;



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                                                                   EXHIBIT 10.53


        (e) USE/CC will provide to the GMMV a program, in reasonable detail, of the operations and activities that USE/CC expects to undertake in progressing to accomplish the Work in the ensuing calendar quarter. The program will be submitted to the GMMV at least 15 days prior to the commencement of any such operations or activities. Within 30 days after the end of each calendar quarter, USE/CC will submit to the GMMV a report, in reasonable detail, that describes the operations and activities that were actually undertaken in the calendar quarter and any activities described in the program that were not undertaken and accomplished;

        (f) USE/CC will not undertake any operations or activities that depart from the Work or the operations and activities set out in the program without submitting to the GMMV a proposed amendment to the program to the GMMV that describes such amended operations and activities and, if such amendment would require a modification of the Work as described in Exhibit D, a proposed amendment to the Work. Within 20 days of any such proposal, the GMMV will notify USE/CC of its acceptance or rejection or the proposed amendment, which acceptance will not be unreasonably withheld so long as the proposed amendment does not materially depart from the overall scope of the Work and is consistent with the other terms and provisions of this Agreement. With respect to any proposal for modification of the program prepared by USE/CC or any proposal to modify the Work that departs from the overall scope of Work as described in Exhibit D, the GMMV may accept or reject such proposal at the GMMV's sole discretion; and

        (g) Upon reasonable advance notice of not less than 24 hours, USE/CC shall allow the GMMV and its agents and representatives access to the Mining Properties for the purposes of viewing or inspecting USE/CC's operations. The GMMV shall conduct such inspections in a manner that does not unreasonably interfere with USE/CC's operations. All representatives of the GMMV shall be required to comply with all applicable safety and operational rules of USE/CC.

        10.    INDEMNIFICATION.

        USE/CC agrees to indemnify, defend, release and hold harmless the GMMV, KUC and KUC's parents, subsidiaries, affiliates, successors and assigns and the respective officers, directors, employees, agents, contractors and professional advisors of each of them from and against the entirety of any and all Adverse Consequences, whether arising during or after the term of this Agreement, any of them shall suffer:

        (a) As the result of any breach of any obligation, representation, covenant or warranty of USE/CC as set forth in this Agreement; and

        (b) As the result of (i) the release, threatened release, discharge, storage, treatment, disposal or presence of Hazardous Materials at, upon, about or beneath the Mining Properties as a result of USE/CC's operations; (ii) the release, threatened release, or discharge of Hazardous Materials emanating or migrating, or threatening to emanate or migrate to, from or across the Mining
Properties arising out of USE/CC's operations; (iii) any violation of any Environmental Laws pertaining to the Mining Properties and the activities thereon; or (iv) the treatment, storage,

                                                                   EXHIBIT 10.53


disposal, arrangement for disposal, or transportation of Hazardous Materials by USE/CC at or to a facility other than one on the Mining Properties;

        (c)    For the purposes of this Agreement:

               (i)  "Adverse  Consequences"  means any and all  actions,  suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages (including natural resource damages), dues, penalties, fines, encumbrances, liens, costs and expenses of defense of a claim (whether or not such claim is ultimately defeated), good faith settlements of claims, judgments and disputes, costs (including without limitation costs of investigative, reporting, clean-up, response, removal, remedial, corrective action and closure activities relating to Hazardous Materials), liabilities (including strict liability), obligations, taxes, liens, losses, expenses and fees, including consultants' and attorneys' fees and court costs and expenses;

               (ii) "Environmental Laws" means all applicable statutes, treaties, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, authorizations and similar items of all federal, state, and local governmental branches, agencies, departments, commissions, boards, bureaus or instrumentalities, whether domestic or foreign, having jurisdiction, and all applicable judicial and administrative and regulatory decrees, judgments and orders and all covenants running with the land that relate to the protection of health or the environment, including without limitation those that relate to the existence, handling, manufacture, treatment, storage, disposal, use, generation, release, discharge, refining or recycling of Hazardous Materials or reclaiming real property. Without limiting the foregoing, Environmental Laws include the Hazardous Materials Transportation Act (49 U.S.C. " 1801 ET SEQ.), the Resource Conservation and Recovery Act of 1976, (42 U.S.C. " 6901 ET SEQ.), the Clean Air Act (42 U.S.C. " 7401
        ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C. ' 1251), the Safe Drinking Water Act (42 U.S.C. " 300f ET SEQ.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. " 9601 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. " 2601 ET SEQ.), the Emergency Planning and Community Right to Know Act (42 U.S.C. "11001, ET SEQ.), the Occupational Safety and Health Act (26 U.S.C. " 651 ET SEQ.), the Pollution Prevention Act of 1990 (42 U.S.C " 13101 ET SEQ.), the Atomic Energy Act of 1954, 68 Stat. 919, the Energy Reorganization Act of 1974, the Mine Safety and Health Act of 1977, the Uranium Mill Tailings Radiation Control Act (42 U.S.C " 7901 ET SEQ.), and all similar or additional federal, state, local or foreign statutes, all as amended, and all regulations promulgated thereunder; and

               (iii) "Hazardous Materials" means any substance: (A) the presence of which requires reporting, investigation, removal or remediation under any Environmental Laws; (B) that is defined as a "hazardous waste," "hazardous substance" or "pollutant" or "contaminant" under any Environmental Laws; (C) that is toxic, explosive, corrosive, flammable, ignitable, infectious, radioactive, reactive, carcinogenic, mutagenic or otherwise hazardous and is regulated under any Environmental Laws; (D) the presence of which on a property causes or threatens to cause a nuisance upon the property or to

                                                                   EXHIBIT 10.53


        adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the property; (E) that contains gasoline, diesel fuel or other petroleum hydrocarbons; or (F) that contains PCBs, asbestos or urea formaldehyde foam insulation.

        11.    TERMINATION OR EXPIRATION.

        (a)    This Agreement will terminate as provided in Section 2 above.

        (b) In the event the GMMV determines that USE/CC has not complied with any material obligation hereunder, the GMMV shall notify USE/CC in writing setting out specifically in what respect it is claimed that USE/CC has failed to comply with this Agreement. If the alleged failure is not cured to the GMMV's reasonable satisfaction within ten (10) days after written notice is given, or if USE/CC has not within that time either commenced to cure the alleged breach to the GMMV's reasonable satisfaction and does not thereafter diligently complete such cure, or fails successfully to challenge the legitimacy of the allegation, the GMMV may terminate this Agreement by delivering to USE/CC notice of such termination or the GMMV may seek such other remedies, at law or in equity, to which it is entitled.

        (c) USE/CC shall have the right to terminate this Agreement at any time with respect to all but not less than all of the Mining Properties by giving written notice to the GMMV. Upon such termination, all right, title, and interest of USE/CC under this Agreement shall terminate and USE/CC shall be relieved of all further obligations set forth in this Agreement which arise out of USE/CC's activities prior to the date of such termination except for the obligations in Sections 8 and 9, the indemnifications provided for in Section 10, any other obligation expressly set forth in this Agreement as a post-expiration or post-termination obligation, and any reclamation required by applicable law arising from USE/CC's operations.


        (d) Upon termination or expiration of this Agreement, USE/CC will relinquish possession of the Mining Properties to the GMMV free and clear of all obligations, liens and encumbrances. USE/CC will also relinquish possession of all buildings, structures, facilities, improvements, machinery and equipment that were on the Mining Properties as of the Effective Date or that were acquired by, erected, placed, or became situated on the Mining Properties or were acquired in connection with USE/CC's activities on the Mining Properties and were paid for by funds provided to USE/CC by the GMMV (collectively, "Fixtures and Personalty"). In connection with the relinquishment of the Mining Properties and the Fixtures and Personalty, USE/CC will provide a release, in recordable form, executed by USE/CC for the benefit of the GMMV in order to clear title to the Mining Properties and appropriate assignments and bills of sale with respect to the Fixtures and Personalty. In any such release, assignments and bills of sale, USE/CC will represent that the Mining Properties, Fixtures and Personalty are free and clear of all obligations, liens or encumbrances created by, through or under USE/CC. USE/CC will also transfer control of the sinking fund established pursuant to Section 9(c) above to the GMMV.

        (e) Upon  termination  or  expiration  of this  Agreement,  USE/CC  will
commence  and  will  diligently   pursue  to  completion,   reclamation  of  all
disturbance caused by the USE/CC Parties

                                                                   EXHIBIT 10.53


in connection with its activities under this Agreement in accordance with applicable laws, orders and regulations, provided that USE/CC shall leave in place and not reclaim any foundations or other improvements of a permanent nature, supports, track, and pipe placed in shafts, drifts, or openings in the Mining Properties, roads, development work, portals, declines or other workings, and water wells and piezometers constructed on the Mining Properties unless otherwise requested by the GMMV. Such reclamation activities will be funded from the sinking fund created pursuant to Section 9(c) and USE/CC may draw upon such fund from time-to-time by providing evidence reasonably satisfactory to the GMMV of the expenditures made by USE/CC in conducting such reclamation activities. USE/CC shall be solely responsible for completing the reclamation activities required by this Agreement and the amount of funds in the sinking fund shall in no way limit USE/CC's obligation to complete the reclamation required by this Agreement. USE/CC shall, within a period of three months from and after the termination or expiration of this Agreement, remove from the Mining Properties all personal property that is owned solely by USE/CC. If USE/CC desires not to remove any item of its personal property from the Mining Properties and the GMMV agrees in writing to allow such property to remain on the Mining Properties, such property shall become the property of the GMMV unless GMMV agrees otherwise.

        12.    FORCE MAJEURE.

        Except as provided in Subsections 12(b) or 12(c) below, the failure to perform or to comply with any of the covenants or conditions contained in this Agreement, either expressed or implied, on the part of either party shall not be a ground for cancellation or termination or forfeiture of this Agreement, and shall not create a liability for the party for failure to perform its obligations during any period in which performance is prevented, in whole or part, by causes herein termed "force majeure".

        (a) For purposes of this Agreement, the term "force majeure" shall be limited to substantial and unforeseeable events beyond the control of a party that cannot be avoided through the diligent actions of a party, including extreme weather conditions; earthquakes or cave-ins; unforeseeable unavailability of labor, transportation, materials, machinery, equipment, supplies, utilities, or services even on premium terms; serious accidents; unavoidable breakdown of major equipment, machinery, or facilities; injunctions issued by any court; inability to obtain licenses, permits, or other authorizations in spite of diligent efforts to do so; curtailment or suspension of activities to remedy or avoid an actual, serious violation of environmental laws; acts of war or conditions arising out of or attributable to war; riot; civil strife; fire; explosion; or any similar cause beyond the reasonable control of the party declaring force majeure.

        (b) If either party desires to invoke the provisions of this Section 12, the invoking party shall give notice to the other party of the commencement of the circumstances giving rise to such force majeure. The time for discharging the party's obligations with respect to the prevented performance shall be extended for the period of force majeure, provided that the party invoking force majeure pursues diligent efforts to eliminate the event that gave rise to the condition of force majeure. The existence of any event of force majeure shall not relieve a party of the obligation to make any payments required of a party with respect to maintenance of the Mining Properties or the permits and bonds associated with the properties in accordance with the

                                                                   EXHIBIT 10.53


terms of this Agreement, making payments due under Section 5, the payments, filings and recordings due under Sections 8 and 9, and the indemnities required by Section 10, nor shall an event of force majeure extend the term of this Agreement.

        (c) Notwithstanding the foregoing, neither party may invoke force majeure with respect to any event that would otherwise constitute force majeure if the duration of such event is less than 15 days.

        13.    MINING LAW REVISION.

        If any time during the term of this Agreement, the Mining Law of 1872, 30 U.S.C. " 22 et seq., is amended, modified, or repealed and superseded by a new law providing for the initiation and maintenance of mining rights upon the public lands, this Agreement shall be deemed to have been amended so as to include in this Agreement any new rights that are afforded the GMMV in the Mining Properties that arise from the application of such modified or new law to the Mining Properties. If any actions are required to be taken by the new law to maintain rights to the ground encompassed by the Mining Properties hereunder, or to convert the unpatented mining claims within the Mining Properties to a new form of right, USE/CC is hereby authorized to take such actions as it may deem reasonably necessary to maintain the rights of the parties hereto in and to the lands encompassed within the Mining Properties at the sole cost and expense of USE/CC. The GMMV covenants and agrees to execute such documents and take such actions as USE/CC may reasonably require to effectuate the maintenance of the parties' rights and interest in and to the lands encompassed by the Mining Properties.

        14.    NOTICES.

        Any required notice, payment, or other communication contemplated by this Agreement shall be in writing and shall be effective with respect to a party (i) when personally delivered or delivered by courier at the party's address as set out below; (ii) when delivered by electronic communication at the party's telecopier number described below or at such other telecopy number as the party may designate in writing provided that such electronic communication is followed by a delivery by mail or by personal service to the party's address; or (iii) when delivered by mail deposited in the United States mail, postage prepaid and registered or certified, with return receipt requested, and addressed to the party at the party's address:

               IF TO THE GMMV:                        COPY TO:

               Kennecott Uranium Company              Kennecott Corporation
               Attn:  President                       Attn:  Legal Department
               Caller Box 3009                        8315 West 3595 South
               505 South Gillette Avenue              P. O. Box 6001
               Gillette, WY 82717-3009                Magna, UT  84044-6001
               FAX (307) 687-6011                     FAX (801) 252-3559

                                                                   EXHIBIT 10.53


               IF TO USE/CC:                          COPY TO:

               U.S. Energy Corp.                      U.S. Energy Corp.
               Attn: John L. Larsen                   Attn: D.P. Svilar
               877 North 8th West                     877 North 8th West
               Riverton, Wyoming  82501               Riverton, WY 82501
        FAX: (307) 857-3050                           FAX: (307) 857-3050

Either the GMMV or USE/CC may change its address for future notices by providing written notice to that effect to the other party.

        15.    INTENTIONALLY OMITTED.

        16.    ASSIGNMENTS AND TRANSFERS OF INTEREST.

        During the term of this Agreement, neither USE/CC nor the GMMV shall transfer, or enter into any agreement to transfer, any interest in the Mining Properties or in this Agreement without the prior written consent of the other.

        17.    IMPLIED COVENANTS.

        There are no implied covenants in this Agreement except for the covenants of good faith and fair dealing. Nothing in this Agreement shall impose any obligation or covenant upon USE/CC, express or implied, to conduct any exploration, development, or mining operations upon the Mining Properties except as provided in Exhibit D, it being the intent of the parties that USE/CC shall otherwise have the sole discretion to determine the economic feasibility, time, method, manner, and rate of conducting any such operations, except as otherwise required by this Agreement.

        18.    MISCELLANEOUS.

        (a) As to any provision in this Agreement, the parties do not intend that there shall be any violation of the Rule Against Perpetuities or any related Rule. If any violation should inadvertently occur, it is the wish of the parties that the appropriate court reform such provision so as to approximate most closely the intent of the parties within the limits permissible under such Rule.

        (b) This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Wyoming without giving effect to any choice or conflict of law provision or rule (whether of the State of Wyoming or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Wyoming.

        (c) Each of the parties hereto agrees that it shall not seek a jury trial in any proceeding based upon or arising out of or otherwise related to this Agreement or any of the other documents and instruments contemplated hereby and EACH OF THE PARTIES HERETO HEREBY WAIVES ANY AND ALL RIGHT TO ANY SUCH JURY TRIAL.

                                                                   EXHIBIT 10.53



        (d) The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, personal representatives, beneficiaries, successors, and assigns.

        (e) This Agreement shall not be recorded. Upon the request of either party, the parties shall execute a Memorandum of this Agreement in a recordable form sufficient under the laws of the State of Wyoming to give notice to third parties of the rights granted hereunder. Either party shall have the right to record such Memorandum at any time.

        (f) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument.


        (g) This Agreement and its Exhibits, all of which are incorporated herein by reference, constitute the sole understanding and entire agreement of the parties with respect to the subject matter herein. No modification or alteration of this Agreement shall be effective unless in writing and executed by the parties.

        (h) The headings appearing in this Agreement are inserted for convenient reference purposes only, and are not definitive as to the provisions contained within said Sections in the interpretation and construction of this Agreement.

        (i) In the event any of the terms or provisions of this Agreement conflict with or are inconsistent with the terms or provisions of the Acquisition Agreement, the terms and conditions of the Acquisition Agreement shall prevail.

                                                                   EXHIBIT 10.53


        Executed to be effective as of the date first above set forth.

                                  KENNECOTT URANIUM COMPANY


                                  By    /s/ L. R. Cardey-Yates
                                      ----------------------------------------
                                      Its  Director/Assistant Secretary
                                         -------------------------------------

                                  U.S. ENERGY CORP.


                                  By    /s/ John L. Larsen
                                      ----------------------------------------
                                         Its    President
                                            ----------------------------------

                                  U.S. ENERGY CORP. and
                                  CRESTED CORP. dba the
                                  USE/CC JOINT VENTURE


                                  By:   U.S. ENERGY CORP.


                                  By    /s/ John L. Larsen
                                      ----------------------------------------
                                         Its    President
                                            ----------------------------------


                                  By: CRESTED CORP.


                                  By    /s/ Max T. Evans.
                                      ----------------------------------------
                                         Its    President
                                            ----------------------------------

                                                                   EXHIBIT 10.53


                                    EXHIBIT A


Mining Properties.


This Exhibit is not filed with this Form 10-K for the year ended May 31, 1997.

                                                                   EXHIBIT 10.53


                                    EXHIBIT B
                           TO MINERAL LEASE AGREEMENT

                           OPERATING PERMITS AND BONDS

I.      JACKPOT MINE

ACTIVE PERMITS & APPROVALS OR PERMITS REQUIRED

TYPE                                       IN NAME OF    STATUS (1/28/97)
----                                       ----------    ----------------
DEQ
---
  Permit to Mine                              GMMV       No. 660
  License to Mine                             GMMV       No 660-L1
* Air Quality Permit                                     Engineering
  WQD - NPDES Permit                          USE        WY0033952 - Renewal
                                                                     12/31/97
* WQD - Construct Sewage System                          Engineering
  WQD - Construct Sediment Basin                         Approved - Completed
* WQD - Construct Treatment Ponds & Plant                Engineering
  Drill Site 28-86-1                          KUC        194DN-DEQ Inspection
* Enhancement Drilling Program                GMMV       297DN - To Be Completed
  PZ & JP Monitor Holes (various)             USE        Complete
* Storm Water Permit - Pollution Prevention Plan         Engineering
* Permit Amendment for Widening Access Road

STATE ENGINEERS OFFICE
----------------------
  Appropriate Water From Well                 USE        UW 75407
  Appropriate Water From Underground Mine     USE/BLM    UW 75520
* Construct Water Treatment Ponds                        Engineering
* Construct Permanent Diversion Ditch                    Engineering
  Sediment Reservoir (Jackpot No. 1)          GMMV       No. 10090R
  PZ & JP Monitor Wells                       USE        Completed No. Issued

BLM
---
  Power Line Easement                         PP&L       Complete
  Access Road - 179LE                         USE        W71827
* To Widen Road to 40' (Jackpot to Big Eagle)            Engineering
  Haul Road to Mill                                      Engineering Required
* Plan of Operations (approved in conjunction            Approved
  with Jackpot Mine Permit)
* Anaconda Road                               KUC        194DN
* ROW Amendment Big Eagle Haul Road           GMMV       Engineering

                                                                   EXHIBIT 10.53


U.S. ARMY CORP OF ENGINEERS
---------------------------
*  Nationwide Permits 14 and 26 (33 CFR Part             Approved - NPDES
   330, Appendices A(B) 14 and 26) and Section           Renewal 4/6/95
   404
   -   Road Crossing
   -   Headwaters and Isolated Waters Discharge


II.     BIG EAGLE MINE

ACTIVE PERMITS
                                                                      Status
                                                                        or
TYPE                         Permit No.  Transfer Date   In Name Of  Expiration
----                         ----------  -------------   ----------  ----------

DEQ
---
*   Mine Permit              Pt 451        12-31-90         KUC      IMS

     IMS (Interim Mine Stabilization & Amendment to permit required) 11-2-97

    NPDES                    WY-0025950    12-31-90         GMMV     6-30-98
    Air Quality                            12-31-90                  Engineering
*   Industrial Landfill                    **                        Engineering
    Wash Evap. Pond          77-427R       **                        with 451
    Septic Tank/Drain Field  77-300R       **                        with 451
    Storm Water Permit       WYR000283     Aug. 31, 1997    KUC


    STATE ENGINEERS OFFICE
    ----------------------

    Rock Well No. 1          UW 34440      1-11-91          GMMV     Complete
    Rock Well No. 2          UW 35444      1-11-91          GMMV     Complete
    GM Diversion Ditch       P25671D       1-14-91          GMMV     Complete
    GM Mine Reservoir        P7863R        1-14-91          GMMV     12-31-97
    Rock Reservoir           P7861R        1-14-91          GMMV     12-31-97
    Zenith #1 (shop water)   UW 41033      1-11-91          GMMV     Complete
    Jensen Reservoir         P7862R        1-14-91          GMMV     Complete
    Domino No. 1             UW 42150      1-11-91          GMMV     Complete

    Stream Gauging Sta-Esmt  1917          12-31-90         GMMV     6-29-77
                                                                      (granted)

                                                                   EXHIBIT 10.53


     STATE LAND OFFICE
     -----------------


     LEASES                 Lease No.     Lessor      Transfer Date
     ------                 ---------     ------      -------------
     State Mineral Lease
       Sec. 36, T28N,R92W   26528       State of WY    4-3-91       USE 50%, KUC
                                                                    50% dba GMMV
                                                                    Exp 5/1/01

     FEE SURFACE LANDS      SECTION                Ownership
     -----------------      -------                ---------
     T27N, R92W             Sec. 2, S1/2             GMMV
                            Sec. 11, N1/2            GMMV



KUC  =      Kennecott Uranium Company
GMMV =      Green Mountain Mining Venture

*    Needed for Jackpot Decline Development
**   Not Transferred

                                                                   EXHIBIT 10.53


                                    EXHIBIT C

                                    INSURANCE


        (a) During the term of the Agreement and all times during performance, and until completion of the Work, USE/CC shall maintain in force the insurance described in this Exhibit C, for the benefit of the parties to the Agreement, all of their personnel and the personnel of all subcontractors on site with companies satisfactory to the GMMV. USE/CC shall be responsible for compliance by all its contractors with these insurance requirements and shall furnish certificates as provided herein evidencing the required insurance for the contractors.

        (b) Certificates of such insurance shall be made out to the GMMV and shall be furnished to the GMMV promptly and must reflect both the endorsement provisions requiring 30 days prior written notice to be given before cancellation or material change, and the additional interest where applicable. Each certificate shall specify the date when such benefits and insurance expire. USE/CC agrees that such benefits and insurance, as specified above, shall be provided and maintained until the entire work under the Agreement has been completed and accepted by the GMMV. An original copy of each certificate shall be mailed or delivered to:

               Kennecott Uranium Company
               Caller Box 3009
               505 South Gillette Avenue
               Gillette, Wyoming 82717-3009
               FAX (307) 687-6011

The GMMV's approval or failure to disapprove insurance certificates furnished by USE/CC or subcontractors shall not release USE/CC or its contractors from full responsibility for liability, damage, and accidents as set forth herein.

        (c) It shall be a condition of approval that the required insurance must be arranged with insurance companies authorized to do business in the State of Wyoming.

        (d) If at any time the USE/CC-required insurance policies should be canceled, terminated or modified so that the insurance is not in full force and effect as required herein, the GMMV may terminate the Agreement for default or obtain insurance coverage equal to that required herein and recover costs therefor from USE/CC.

        (e) USE/CC and contractors shall bear all risk of loss of or damage to, and shall, as they deem necessary, carry fire, theft, physical damage, or other insurance on their own and their employees' tools, equipment, reusable materials (such as metal forms and metal scaffolding), trailers, any property of their employees.

        (f) The liability of USE/CC assumed under the Agreement shall in no manner be limited by the amount of insurance furnished by GMMV or by the amount of insurance which Contractor has or is required to provide by the terms thereof.


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                                                                   EXHIBIT 10.53



        (g) In addition to USE/CC's liability for property damage as set forth in the Agreement, USE/CC shall also be responsible for any damage to its vehicles and the vehicles of its contractors, employees, and agents or representatives of USE/CC or contractors while the vehicles are parked or used on the GMMV's property.

        (h) USE/CC shall be responsible for and shall bear any and all risk of loss or of damage to work in progress.

        (i) All policies of insurance carried by USE/CC pursuant to this Agreement shall:

        (i) provide that they may not be canceled or the protection afforded thereby substantially changed without 30 days prior written notice to GMMV. Upon request, USE/CC shall permit GMMV to examine any of the insurance policies specified herein.

        (ii)  be  endorsed  to  include   Kennecott   Uranium  Company  and  all
        subsidiary, associated, and affiliated companies, as additional insured.

        (iii) contain endorsements stating that USE/CC'S coverage is primary to any coverage GMMV may elect to carry for its own account, or for USE/CC.

        (iv) contain endorsements waiving the insurer's right to subrogation against GMMV, its subsidiaries, agents, and affiliated companies, and their employees, officers, and directors.

        (i) Any and all deductibles specified in the above described USE/CC insurance policies shall be assumed by, for the account of, and at the sole risk of USE/CC.

        (j)    The insurance required hereunder is as follows:

        WORKER'S COMPENSATION AND OCCUPATIONAL DISEASE insurance in compliance with all state and federal regulations in the jurisdiction where the work and services are to be performed with the statutory limit required. USE/CC shall require each consultant and contractor to carry Worker's Compensation and Employer's Liability insurance.

        COMMERCIAL GENERAL LIABILITY insurance covering all operations of USE/CC in the performance of work, including contractual liability insurance covering the liability assumed in this Contract. Said insurance policy or policies shall provide $2,000,000 combined single limits for all injuries or death to persons and damages to property per occurrence.

        COMPREHENSIVE AUTOMOBILE LIABILITY insurance including all owned, non owned, and hired vehicles, with the following limits:

                   Bodily Injury         $1,000,000 each person
                                         $1,000,000 each occurrence

                   Property Damage       $1,000,000 each occurrence



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                                                                   EXHIBIT 10.53


        (k) USE/CC shall not commence work at the site until a certificate in evidence of insurance coverage has been approved by GMMV.

        (l) USE/CC shall be responsible for compliance by all contractors with these insurance requirements and shall furnish certificates as provided herein evidencing the required insurance for the contractors.

        (m) The liability of USE/CC assumed under the Agreement shall in no manner be limited by the amount of insurance furnished by the GMMV or by the amount of insurance which USE/CC has or is required to provide by the terms thereof.




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                                                                   EXHIBIT 10.53


                                    EXHIBIT D

                                    THE WORK


The Work is described in the pages that follow this cover sheet and shall include the Objectives and Activities described in Exhibit E to the Agreement.



The balance of this Exhibit is not filed with this Form 10-K for the year ended May 31, 1997.



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                                                                   EXHIBIT 10.53


                                    EXHIBIT E


Reimbursable Costs.


Description and Detail of Reimbursable Costs are not filed with this Form 10-K for the year ended May 31, 1997. Following are Objectives and Activities.




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                                                                   EXHIBIT 10.53

                          GREEN MOUNTAIN MINING VENTURE
                                     JACKPOT
                            OBJECTIVES AND ACTIVITIES
                               DECLINE DEVELOPMENT

OBJECTIVES:
Complete site preparation.
Develop dual declines into ore zones.

ACTIVITIES:
Site preparation - Completion of site preparation during May and June, which will allow for the development of dual declines to commence in July.

Excavation for Conveyor - Complete preparation of declines for conveyor system and install conveyor.

Declines development - Commence development of dual declines at an advancement of 5 feet per cutting hour utilizing a drum miner. Development schedule will be two shifts per day seven day per week. As manpower increases programs will be developed.

Mine water ponds - Upon receiving approval, from the state agencies, construct two lined treatment ponds and water treatment facility and monitoring station.

Install electric station - This includes labor and supplies to maintain permits and conditions set forth in the permits and transfer all permits to new owner.


The balance of this Exhibit is not filed with this Form 10-K for the year ended May 31, 1997.



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